                                      THE
                                     WEISS
                                    TREASURY
                                     FUNDS

                         INDIVIDUAL RETIREMENT ACCOUNT

              APPLICATION INSTRUCTIONS             2

              APPLICATION, ADOPTION AGREEMENT &
               BENEFICIARY DESIGNATION             3

              TRANSFER AUTHORIZATION FORM          5

              ROLLOVER CERTIFICATION FORM          7

              IRA DISCLOSURE STATEMENT             8

              CUSTODIAL ACCOUNT AGREEMENT         12

                           APPLICATION INSTRUCTIONS

1. HOW TO COMPLETE THE ENCLOSED FORMS:

IF YOU ARE OPENING AN IRA WHICH WILL NOT CONTAIN CONTRIBUTIONS THAT HAVE BEEN TRANSFERRED FROM ANOTHER IRA OR QUALIFIED RETIREMENT PLAN:

  -- To establish an IRA, please complete the "Application, Adoption
     Agreement and Beneficiary Designation" (Application). Please note that the Applicant's name must be that of an individual not a business.

  -- If you are opening an IRA for your non-working spouse, a separate
     Application must be completed by your spouse. Please be sure to check the option for "Spousal IRA" under "Type of Account" in section 1 on page 2 of the Application packet.

  -- The maximum allowable contribution for an IRA is $2,000 per year (or
     $2,250 per year combined contribution for an Individual and a Spousal IRA, with neither account receiving more than $2,000).

  -- The minimum initial investment per Fund is $1000. If you are dividing your contribution between IRAs for yourself and your non-working spouse, the amounts invested per Fund in each account will be combined for the purpose of satisfying the minimum initial investment. Prospectuses for the Funds may be obtained from Weiss Funds, Inc. at 1-800-xxx-xxxx. Please be sure to read the prospectus carefully before investing.

  -- Please be sure to read carefully the "Terms and Conditions of the IRA
     Adoption Agreement" in Section 5 of the Application. There is a $10 annual custodial maintenance fee on this account.

  -- Please make checks payable to Weiss Treasury Funds. If you are dividing your contribution between an Individual and a Spousal IRA, only one check, with instructions how to allocate the contribution between accounts, needs to be included with both Applications.

IF YOU ARE OPENING AN IRA WHICH WILL CONTAIN CONTRIBUTIONS WHICH HAVE BEEN TRANSFERRED FROM ANOTHER IRA OR QUALIFIED RETIREMENT PLAN:

  -- Please read and follow the instructions above for establishing an IRA.
     Be sure to note on the Application that your contribution is a rollover from another IRA or qualified retirement plan.

  -- To transfer the distribution from your current IRA or qualified retirement plan directly from the trustee (custodian) of that plan to the custodian for the IRA, please complete the "Transfer Authorization Form." Please note that if an eligible rollover distribution from a qualified plan is not transferred directly to another qualified plan or an IRA, the IRS mandatory 20% withholding amount will be withheld from the distribution.

  -- To certify that the contribution you are making to the IRA is a rollover from an IRA or a qualified retirement plan, please complete the "Rollover Certification Form." Rollovers must be completed within 60 calendar days of the date you receive the distribution.

2. MAIL THE COMPLETED APPLICATION AND CHECK (IF APPLICABLE) TO:

      REGULAR MAIL:                             OVERNIGHT EXPRESS:
      PFPC Inc.                                 PFPC Inc.
      Attn: Weiss Treasury Funds IRA            Attn: Retirement Plans
      P.O. Box 8969                             400 Bellevue Parkway
      Wilmington, DE 19899-8969                 Wilmington, DE 19809
                                                1-800-430-9617

           APPLICATION, ADOPTION AGREEMENT & BENEFICIARY DESIGNATION Please complete both pages of this form to establish an IRA.

1. TYPE OF ACCOUNT (PLEASE CHECK ONE OF THE OPTIONS BELOW.)

   __ Regular IRA   __ SEP IRA--Name of Employer         __ IRA Rollover
   __ Spousal IRA   __ Rollover/Direct Rollover from a   __ Direct Transfer
                       Qualified Retirement Plan            IRA to IRA

2. REGISTRATION-DEPOSITOR

                                                               -    -
  ----------------------------------------------------------------------------
  First Name     Middle Initial     Last Name          Social Security Number

                                                              /   /
  ----------------------------------------------------------------------------
  Street                                                 Date of Birth

                                                           (   )
  ----------------------------------------------------------------------------
  City                           State        Zip Code           Telephone

3. INVESTMENT (PLEASE INDICATE THE PERCENTAGE OF YOUR CONTRIBUTION YOU WISH TO INVEST IN EACH FUND.)

  Initial investments must be at least $ 1000.00.
  Enclosed is a check for $___ payable to Weiss Treasury Funds to be invested in each Fund as follows:
  This contribution applies to the tax year 19__. (Applies only to Regular, Spousal and SEP IRAs. Current year if not marked)

  Weiss Treasury Only Money                 Weiss Intermediate Treasury
  Market Fund                   $_______    Fund $_______

  Weiss Bond Fund               $_______

4. BENEFICIARY DESIGNATION

  Complete this section to designate Primary and Contingent Beneficiary(ies) to receive, in the event of your death, any benefits which may be payable under your IRA. A beneficiary must survive you to receive anything. If your Primary Beneficiary(ies) do not survive you, your Contingent Beneficiary(ies) will receive the funds. If more than one person is named and no percentage is indicated, a joint tenancy with the right of survivorship will be deemed to have been created. If the beneficiary is a trust, please indicate the date of the trust and the trustee(s) name. You may change your beneficiaries at any time by giving written notice to the Custodian.

  Depositor's Designation: In event of my death, I hereby designate the following individuals as the Primary and Contingent Beneficiary(ies) to receive all benefits that may become due and payable under my Weiss Treasury Funds IRA.

  Consent of Depositor's Spouse: Spousal consent is required in community property and marital property states where an IRA Depositor wishes to name a beneficiary other than, or in addition to, the spouse. Spouses of Depositors who reside in community property or marital property states (AZ, CA, ID, LA, NV, NM, TX, WA, WI) must sign the consent below.

  I hereby consent to and join in the designation of beneficiary below. I give to the Depositor any interest I have in the funds deposited in this account.

  -----------------------------------------------    -------------------------
  Signature of Depositor's Spouse (if applicable)               Date

  PRIMARY BENEFICIARY(IES):___ PLEASE CHECK HERE IF YOU HAVE ATTACHED A SEPARATE SHEET WITH ADDITIONAL PRIMARY BENEFICIARY(IES). SIGN AND DATE THE SHEET.

  ---------------------  ------------      ---------------------   -----------
  Name              % of Distribution       Name             % of Distribution

  -----------------------------------      -----------------------------------
  Street                                   Street

  -----------------------------------      -----------------------------------
  City        State         Zip Code       City        State         Zip Code

                          (  )                                   (  )
  -----------------------------------      -----------------------------------
  Taxpayer Identification                  Taxpayer Identification
  No.                      Telephone       No.                      Telephone

  -----------------------------------      -----------------------------------
  Birthdate             Relationship       Birthdate             Relationship

  CONTINGENT BENEFICIARIES:    PLEASE CHECK HERE IF YOU HAVE ATTACHED A
  SEPARATE SHEET WITH ADDITIONAL CONTINGENT BENEFICIARY(IES). SIGN AND DATE THE SHEET.

  ---------------------  ------------      ---------------------  ------------
  Name             % of Distribution       Name             % of Distribution

  -----------------------------------      -----------------------------------
  Street                                   Street

  -----------------------------------      -----------------------------------
  City        State         Zip Code       City        State         Zip Code

                            (  )                                     (  )
  -----------------------------------      -----------------------------------
  Taxpayer Identification                  Taxpayer Identification
  No.                      Telephone       No.                      Telephone

  -----------------------------------      -----------------------------------
  Birthdate             Relationship       Birthdate             Relationship


5. TERMS AND CONDITIONS OF THE WEISS IRA ADOPTION AGREEMENT

  Please sign and date this Application and Adoption Agreement. If you are also establishing a Spousal IRA, be sure to have your spouse sign and date as well. You, the Depositor, acknowledge that you have received and read the current Prospectus for each Fund which you have designated for investment.

  All subsequent contributions will be invested as indicated by you in the "Investment" section of this form. All dividends and distributions from the Fund shares held in your Account will be reinvested in shares of the Fund from which received. The Custodian, upon written instructions from you, may exchange any Weiss Fund shares for any other Weiss Fund shares in accordance with the then-current prospectus.

  CUSTODIAL FEES: $10 ANNUAL MAINTENANCE FEE PER ACCOUNT.

  The annual maintenance fee may be paid by the Depositor in addition to the maximum annual contribution to his or her IRA. If the fee is not included, the Custodian will deduct the fee from the Account at year-end or at the time the Account is closed. The Custodian reserves the right to change the Custodian fee, but will give at least 30 days written notice to the Depositor of any fee changes. The Custodian will keep records, identify and file returns and provide other information concerning your Account as required by the Internal Revenue Code and any Regulations issued or forms adopted by the Treasury Department of the United States.

  I (THE DEPOSITOR) HEREBY ESTABLISH AN IRA UNDER THE TERMS AND CONDITIONS CONTAINED IN THE ACCOMPANYING CUSTODIAL ACCOUNT AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE COMBINED INSTRUMENT IS HEREINAFTER REFERRED TO AS THE "AGREEMENT." THIS IRA BECOMES EFFECTIVE UPON WRITTEN ACCEPTANCE OF THIS APPLICATION AND ADOPTION AGREEMENT BY THE CUSTODIAN, PNC BANK, NATIONAL ASSOCIATION, WHICH WRITTEN ACCEPTANCE SHALL CONSIST OF A CONFIRMATION OF TRANSACTION STATEMENT ISSUED BY THE CUSTODIAN. THE DEPOSITOR UNDERSTANDS AND AGREES THAT THE CUSTODIAN IS NOT RESPONSIBLE FOR ANY ASSETS UNTIL RECEIVED.

  I (THE DEPOSITOR) CERTIFY UNDER THE PENALTIES OF PERJURY THAT MY SOCIAL SECURITY NUMBER IS TRUE, CORRECT AND COMPLETE AND THAT THIS NUMBER IS MY TAXPAYER IDENTIFICATION NUMBER.

  -------------------------------------------     -----------------------------
  Signature                                                      Date

  Accepted: PNC Bank, National Association, C/O PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19809

  By:
    ---------------------------------------       -----------------------------
    Authorized Representative of Custodian                       Date

  Distributor: Weiss Treasury Funds, Inc.
  Shares of the Funds are offered by the Distributor. The Distributor is not a bank, and shares of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank nor are they federally insured or otherwise supported by the FDIC, the Federal Reserve Board or any other agency.

                          TRANSFER AUTHORIZATION FORM

Use this form to transfer amounts from your current IRA or qualified retirement plan directly to this IRA. (NOTE: A direct transfer from a qualified plan to your IRA will avoid the IRS mandatory 20% withholding requirement.)

1.DEPOSITOR NAME AND ADDRESS

  ----------------------------------      -------------------------------------
  Depositor's Name                           Spouse's name (if transferring a
                                             Spousal IRA)

  ----------------------------------------------------------------------------
  Address

  ----------------------------------------------------------------------------
  City                                        State             Zip Code
  (  )                    (  )
  -------------------     -------------------
  Home Phone                  Work Phone

  ----------------------------------      -------------------------------------
  Depositor's Social Security Number        Spouse's Social Security Number

2. PLEASE TELL US ABOUT YOUR PRESENT IRA OR RETIREMENT PLAN
   Type of account to be transferred:

   __ Individual IRA            __ Spousal IRA     __ Qualified Retirement Plan

   __ 403(b) Plan Arrangement   __ SEP--IRA        __ Other ______________

  Transfer from: (Please complete entirely. For more information or questions about your retirement plan, contact your employer's benefits or personnel department.)

  -----------------------------------         --------------------------------
  Account Number                                    Account Registration

  -----------------------------------         --------------------------------
  Name of Present Trustee/Custodian           Name of Employer (if applicable)

  -----------------------------------         --------------------------------
  Street of Present Trustee/Custodian            Plan Name (if applicable)

                                                              (  )
  ----------------------------------------------------------------------------
  City                           State        Zip Code         Telephone

3. PLEASE TELL US HOW TO INVEST YOUR IRA OR QUALIFIED RETIREMENT PLAN ASSETS PLEASE NOTE: If you have deductible and nondeductible IRA contributions, you may wish to invest in separate accounts. While these funds may be commingled in a single account, separate accounts may facilitate the keeping of appropriate records. Also please note that if you commingle a qualified plan rollover with annual IRA contributions, you will not be eligible to rollover the amount to another qualified plan in the future.

  Transfer to: (Please check one of the following.)
  A. __ I am opening a new account and have attached a completed Application.
  B. __ Please deposit proceeds in my existing IRA. Complete information below:

  ----------------------------------------------------------------------------
  Existing IRA Account Name           Fund Name(s)           Account Number

4. IF YOU ARE AGE 70 1/2 OR OLDER, COMPLETE THE FOLLOWING
   Required Minimum Distribution has been taken for the current tax
   year:    ___ Yes   ___ No

  Current Election Is:
  ___  Single life non-recalculated
  ___  Single life recalculated
  ___ Joint life non-recalculated (Please fill out beneficiary information below if you checked this item)
  ___ Joint life recalculated (Please fill out beneficiary information below if you checked this item)

  ----------------------------------------------------------------------------
  Beneficiary name     Beneficiary date of birth      Beneficiary relationship

5. PLEASE AUTHORIZE YOUR PRESENT TRUSTEE OR CUSTODIAN TO TRANSFER YOUR RETIREMENT PLAN OR YOUR IRA ASSETS TO THE IRA CUSTODIAN--PNC BANK, NATIONAL ASSOCIATION

  To Present Trustee or Custodian:

  Please liquidate ___ all or part ($_______) of the account listed in Section 2 above and transfer the proceeds of liquidation ("cash" only, by check, draft, wire transfer or other form acceptable to the receiving Custodian) to my new Weiss Treasury Funds IRA Custodian--PNC Bank, National
  Association.

  I have appointed PNC Bank, National Association as Custodian of my Weiss Treasury Funds IRA and authorize you to transfer amounts as indicated above to the new Custodian. Please send the new Custodian any documents or records needed to complete the transfer. I understand that I am responsible for the transfer of all assets to my successor IRA, and that PNC Bank, National Association, and PFPC Inc. have no duty to enforce the collection of any assets to be transferred to my Weiss Treasury Funds IRA.

  ---------------------------------------------------------------
  Your Signature                                Date

  ---------------------------------------------------------------
  Signature Guarantee (if required*)            Date

  * Your present trustee or custodian may require your signature to be guaranteed. Please call them for requirements; the lack of a required signature guarantee could delay your transfer.

-------------------------------------------------------------------------------
                            FOR CUSTODIAN USE ONLY

AUTHORIZED ACCEPTANCE OF PLAN TO BE COMPLETED BY PNC BANK, NATIONAL ASSOCIATION--CUSTODIAN

  PNC Bank, National Association, as IRA Custodian, will accept the transfer of assets of the account specified in Item 2 above into an Individual Retirement Account qualified under the Internal Revenue Code and established for the benefit of the Depositor named below.

  ---------------------        ----------------           ---------------------
  Depositor's Name             Account Number              Account Number

  ----------------------------------------------------------------------------
  Authorized Representative of PNC Bank, National Association Date Telephone Number

  Please indicate Weiss Treasury Funds IRA Account Number(s) on all documents sent to us. Please forward a copy of this form with the transfer proceeds for proper account identification. If any of the funds represent contributions for the current calendar year, please specify said amounts.

  Make check payable and forward with a copy of this Transfer Authorization Form to:

  Weiss Treasury Funds
  Attn: Retirement Plans
  FBO: ______________ Weiss Treasury Funds IRA Account Number: _______________ c/o PFPC INC.
  P.O. Box 8969
  Wilmington, DE 19899-8969

                          ROLLOVER CERTIFICATION FORM

Use this form to rollover a distribution from your current IRA or eligible distribution from a qualified retirement plan to your Weiss Treasury Funds IRA. You must complete the rollover within 60 calendar days of your receipt of that distribution.

PLEASE NOTE: 20% withholding is required on any eligible rollover distribution from a qualified retirement plan unless the distribution is transferred directly to an IRA or other qualified plan. To transfer your distribution directly, please complete the "Transfer Authorization Form" included with this Application.

  ----------------------------------------------------------------------------
  Name of Depositor (Contributor)                Social Security Number

  ----------------------------------    ---------------------------------------
  Distributing IRA Name                    Distributing Qualified Plan Name
                                      OR

  ----------------------------------    ---------------------------------------
  Distributing IRA Account Number         Distributing Qualified Plan Account
  Number

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

1. TYPE OF ROLLOVER CONTRIBUTION (PLEASE CHECK ONE.)

   -- IRA Rollover--Note that 365 days must have passed since you last received a rollover distribution from the distributing IRA.

   -- Eligible Rollover Distribution--A distribution from a qualified retirement plan of all or part of your plan balance, other than the portion of any distribution which is nontaxable. Your employer's benefits or personnel office should be able to tell you what portion of your distribution is an "eligible distribution".

   -- Qualified Domestic Relations Order Distribution.

2. 70 1/2 ROLLOVER RESTRICTIONS (PLEASE CHECK ONE.)

   -- I am not nor will be 70 1/2 or older in this calendar year.

   -- I am or will be 70 1/2 or older in this calendar year. I understand that I may not rollover any amounts required to be distributed under Internal Revenue Code Sections 408(a)(6) and 401(a)(9).

3. CERTIFICATION

   I certify that the contribution described above is an eligible IRA rollover contribution and that I am rolling over this contribution within 60 calendar days of my receipt of that distribution. I understand that this rollover is irrevocable and involves important tax considerations. Specifically, I understand that a rollover contribution from a qualified retirement plan will no longer be eligible for the special averaging, capital gains and separate tax treatment that may be available for distributions from such plans. Other tax considerations may also apply.

   I agree that I am solely responsible for all tax consequences of this rollover contribution. I also agree that the IRA custodian shall have no responsibility for any tax consequences.

   I understand that if I commingle a qualified retirement plan rollover with annual IRA contributions, I will not be eligible to rollover the amount to another qualified plan in the future. Other restrictions regarding subsequent rollovers of this contribution may also apply.

   I HAVE READ AND UNDERSTAND AND AGREE TO BE LEGALLY BOUND BY THE TERMS OF THIS FORM. I ALSO UNDERSTAND THAT THE IRA CUSTODIAN WILL RELY ON THIS FORM WHEN ACCEPTING MY ROLLOVER CONTRIBUTION. I UNDERSTAND THAT THIS ROLLOVER IS IRREVOCABLE AND MAY NOT BE REVERSED IN THE FUTURE. I ALSO UNDERSTAND THAT I AM RESPONSIBLE FOR THE MOVEMENT OF THE ROLLOVER TO MY SUCCESSOR IRA, AND THAT PNC BANK, NATIONAL ASSOCIATION AND PFPC INC. HAVE NO DUTY TO ENFORCE THE COLLECTION OF ANY ASSETS TO BE ROLLED OVER TO MY WEISS TREASURY FUNDS IRA.

   ----------------------------------------------------------------------------
   Depositor's Signature                                            Date

                        INDIVIDUAL RETIREMENT ACCOUNT
                             DISCLOSURE STATEMENT

The following information is the disclosure statement required by Federal Tax regulations. You should read this disclosure statement, the custodial account Agreement, and the prospectuses for the Funds in which your Weiss Treasury Funds Individual Retirement Account (IRA) contributions will be invested.

REVOCATION OF YOUR IRA

  You have the right to revoke your Weiss Treasury Funds IRA and receive the entire amount of your contribution by notifying PNC Bank, National Association, the Custodian of your Weiss Treasury Funds IRA, in writing within seven (7) days of establishment of your IRA. If you revoke your IRA within seven days, you are entitled to a return of the entire amount paid by you, without adjustment for such items as sales commission, administrative expenses, or fluctuations in market value. If you decide to revoke your IRA, notice should be delivered or mailed to:

      REGULAR MAIL:                             OVERNIGHT EXPRESS:
      PNC Bank, National Association            PNC Bank, National Association
      c/o PFPC Inc.                             c/o PFPC Inc.
      Attn: Weiss Treasury Funds IRA            Attn: Weiss Treasury Funds IRA
      P.O. Box 8969                             400 Bellevue Parkway
      Wilmington, DE 19809-8969                 Wilmington, DE 19809
                                                1-800-430-9617

  This notice should be signed by you and include the following:

   1. The date;
   2. A statement that you elect to revoke your Weiss Treasury Funds IRA;
   3. Your Weiss Treasury Funds IRA account number;
   4. The date your Weiss Treasury Funds IRA was established;
   5. Your signature and your printed or typed name.

  Mailed notice will be deemed given on the date that it is postmarked, if it is deposited in the United States mail, first class postage prepaid and properly addressed. This means that if you mail your notice it must be postmarked on or before the seventh day after your Weiss Treasury Funds IRA was opened. A revoked IRA will be reported to the Internal Revenue Service and the Depositor on Forms 1099-R and 5498.

YOUR INDIVIDUAL RETIREMENT ACCOUNT (IRA)

  You have opened a Weiss Treasury Funds Individual Retirement Account which is an account for the exclusive benefit of you and your beneficiaries, created by a written instrument (the Custodial Account Agreement). The following requirements apply to your Weiss Treasury Funds IRA:

   1. Contributions, transfers, and rollovers may be made only in "cash" by check, draft, wire transfer, or other form acceptable to the Custodian;
   2. The Custodian must be a bank;
   3. No part may be invested in life insurance;
   4. Your interest must be nonforfeitable (not subject to escheat laws);
   5. The assets of the custodial account may not be mixed with other property except in a common investment fund; and
   6. You must begin receiving distributions from your account no later than April 1 of the year following the year in which you become 70 1/2 years old; and distribution must be completed over a period that is not longer than the joint life expectancy of you and your beneficiary.

CONTRIBUTIONS

  You may not contribute more than 100% of your compensation or earnings from self-employment, and the maximum contribution is $2,000 per tax year. If your spouse is not employed or elects for IRA purposes to be treated as having no compensation, you may also contribute to a Spousal IRA, but the total contribution for both of you may not exceed $2,250 per tax year. The total ($2,250) may be divided between the accounts for you and your spouse in any manner, except that not more than $2,000 may be contributed to either account.

EXCESS CONTRIBUTIONS

  Amounts contributed to your Weiss Treasury Funds IRA in excess of the allowable limit will be subject to a nondeductible excise tax of 6% for each year until the excess is used up as an allowable contribution (in a subsequent year) or returned to you. A distribution of excess contributions must be included in your taxable income when distributed, and may also be subject to the 10% excise tax on early distributions discussed below. The 6% excise tax will not apply if the excess contribution and earnings applicable to it are distributed by the due date for your Federal Income Tax Return, including extensions. If such a distribution is made by the due date of your tax return, only the earnings are taxable (of course, the excess contribution will not be deductible).

INCOME TAX DEDUCTION

  Your contribution may be deductible on your Federal Income Tax Return. However, there is a phase-out of the IRA deduction if either you or your spouse (if you file a joint return) is an active participant in an employer-sponsored retirement plan. The IRA deduction is reduced proportionately as adjusted gross income increases from $25,000 to $35,000 for a single individual, $40,000 to $50,000 for a married couple filing a joint return, or from $0 to $10,000 for a married individual who is an active participant and files a separate return. The amount of the reduction is equal to 20% of the amount by which your adjusted gross income exceeds the $25,000, $40,000, and $0 amounts, respectively. Your contributions in excess of the permitted deduction will be nondeductible contributions.

TAXATION OF DISTRIBUTIONS

  The income of your Weiss Treasury Funds IRA is not taxed until the money is distributed to you. Distributions are taxable as ordinary income when received except that the amount of any distribution representing non-deductible contributions is not taxed.

  In general, you may "rollover" a distribution from another IRA, an eligible rollover distribution from your employer's qualified plan, or distributions from certain tax deferred annuities or accounts. If a distribution is rolled over, i.e. deposited to your Weiss Treasury Funds IRA within 60 calendar days of receipt, the amount rolled over is not taxable. The IRS enforces the 60-day time limit strictly. You may rollover a portion of a distribution in which case the remainder will be subject to tax. The IRS requires that distributions from your employer's qualified plan have 20% of the distribution withheld for income tax unless your money is transferred in a direct asset transfer to an eligible retirement plan such as another qualified plan or IRA. The rules regarding rollovers are complex and you should consult your tax adviser prior to rolling over all or part of a distribution.

PENALTY TAX ON CERTAIN TRANSACTIONS

EXCESS CONTRIBUTIONS

  If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account.

EARLY DISTRIBUTIONS

  Your receipt or use of any portion of your account before you attain age 59 1/2 is considered an early distribution unless the distribution is a result of death or disability or is rolled over. The amount of any early taxable distribution (excluding any amount representing a return of nondeductible contributions) is subject to a penalty tax equal to 10% of the distribution. A pre-age 59 1/2 taxable distribution will be exempt from the 10% penalty tax if, for example, it is part of a scheduled series of substantially equal payments over your life, or over the joint life expectancy of you and a beneficiary, or if it was made because you became disabled. If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 59 1/2, the 10% additional income tax will apply retroactively to the year payments began through the year of such modification. This 10% penalty is in addition to any Federal income tax that is owed at distribution.

REQUIRED DISTRIBUTIONS

  You are required to begin receiving minimum distributions from your IRA no later than April 1 following the calendar year in which you reach the age of 70 1/2. The distribution may be paid either in installments, or in a lump sum. The installments may be paid over a period not to exceed your life expectancy, or over the joint and last survivor life expectancy of you and your designated beneficiary. If the amount distributed during a taxable year is less than the minimum amount required to be distributed, the recipient is subject to a penalty tax equal to 50% of the difference between the amount distributed and the amount required to be distributed.

EXCESS DISTRIBUTIONS

  If you receive more than the greater of $112,500 (subject to annual cost-of-living adjustments) or $150,000 in a calendar year from certain retirement plans, a 15% tax is imposed on the amount in excess of that amount. (Special rules may apply to benefits accumulated prior to August 1, 1986.) All distributions from IRAs, qualified retirement plans, and tax-sheltered annuities must be added together for purposes of this excise tax.

  There are several possible favorable elections that may reduce or eliminate this tax. The rules are very complicated. You should consult a competent tax adviser.

ADDITIONAL INFORMATION ON DISTRIBUTIONS

  An IRA distribution request form is available from the Custodian, and should be obtained and used to request any distribution from your IRA.

PROHIBITED TRANSACTIONS

  If you or your beneficiary engage in any prohibited transaction (such as any sale, exchange, borrowing, or leasing of any property between you and the account; or any other interference with the independent status of the account), the account will lose its exemption from tax and be treated as having been distributed to you. The value of the entire account will be includable in your gross income. If you are under age 59 1/2, you would also be subject to the 10% penalty tax on early distributions.

  If you or your beneficiary use (pledge) all or any part of your IRA as security for a loan, then the portion so pledged will be treated as if distributed to you, and will be taxable to you as ordinary income, and subject to a 10% penalty tax if you have not attained age 59 1/2 during the year which you make such a pledge.

INCOME TAX WITHHOLDING

  The Custodian is required to withhold income tax from any distribution from your IRA to you at the rate of 10% unless you choose not to have tax withheld. You may elect out of withholding by advising the Custodian in writing, prior to the distribution, that you do not want tax withheld from the distribution. This election may be made on IRS Form W-4P, or any other form acceptable to the Custodian. If you do not elect out of tax withholding, you may direct the Custodian to withhold an additional amount of tax in excess of 10%.

ADDITIONAL INFORMATION

  For more detailed information, you may obtain Publication 590, Individual Retirement Arrangements (IRAs) from any district office of the Internal Revenue Service or by calling 1-800-TAX-FORM.

  Any IRA transaction may have tax consequences; consult your tax adviser to obtain information about the tax consequences in connection with your particular circumstances.

INFORMATION ABOUT YOUR INVESTMENTS

  A mutual fund investment involves investment risks, including possible loss of principal. In addition, growth in the value of your account is neither guaranteed nor projected due to the characteristics of a mutual fund investment. Detailed information about the shares of each mutual fund available for investment by your Weiss Treasury Funds IRA must be furnished to you in the form of a prospectus. The method for computing and allocating annual earnings is set forth in the prospectus. (See prospectus section entitled "Dividends and Distributions.") If you made an initial contribution of $1,000 on the first day of a calendar year and no further investment during that year, your contribution would also be subject to certain costs and expenses which would reduce any yield you might obtain from your investment. (See the prospectus section entitled "Expense Information" and the sections referred to therein.) For further information regarding expenses, earnings, and distributions, see the fund's financial statements, prospectus and/or statement of additional information.

FEES AND CHARGES

  The charges in connection with your Weiss Treasury Funds IRA are set forth in the Application. The Custodian may also charge a service fee in connection with any distribution from your IRA.

IRS APPROVED FORM

  Your Weiss Treasury Funds IRA is the Internal Revenue Service's model custodial account contained in IRS Form 5305-A. Certain additions have been added in Article VIII of the form. By following this form, your Weiss Treasury Funds IRA meets the requirements of the Internal Revenue Code. However, the IRS has not endorsed the merits of the investments allowed under the IRA. Form 5305-A may also be used by qualifying employers in conjunction with Form 5305-SEP to establish a simplified employee pension plan (SEP) on behalf of employees. If your IRA is part of a SEP, details regarding SEPs should also be provided by your employer.

                          CUSTODIAL ACCOUNT AGREEMENT

   (UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE--FORM 5305-A (REVISED
                                OCTOBER 1992))

The Depositor (Contributor) whose name appears in the accompanying Application is establishing an Individual Retirement Account (IRA) (under section 408(a) of the Internal Revenue Code of 1986, as amended, the "Code") to provide for his or her retirement and for the support of his or her beneficiary(ies) after death. The Custodian, PNC Bank, National Association, has given the Depositor the disclosure statement required under Treasury Regulations section 1.408-6.

The Depositor and the Custodian make the following agreement:

ARTICLE I

  The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3),
  or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II

  The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

  1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

  2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV

  1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

  2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

  3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    (a) A single sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

    (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

    (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

  4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

    (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

           (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

           (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

    (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

    (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

  5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii) determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

  6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

  1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

  2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI

  Notwithstanding any other articles which may be added or incorporated, the provisions of Article I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII

  This agreement will be amended from time to time to comply with the provision of the Code and related regulations. Other amendments may be made with the consent of the Depositor and the Custodian.

ARTICLE VIII

  1. All funds in the custodial account (including earnings) shall be invested in shares of beneficial interest of any one or more of the regulated investment companies managed by the company listed on the Application Form contained in this package or any of its subsidiaries or affiliates, and which have been designated by such company as eligible for investment under this custodial account, which investment companies shall be collectively referred to as "the Funds" and which shares shall be collectively referred to as "Fund Shares". Fund Shares shall be purchased at the public offering value for Fund Shares next to be determined after receipt of the contribution by the Custodian or its agent.

  2. The shareholder of record of all Fund Shares shall be the Custodian or its nominee.

  3. The Depositor shall, from time to time, direct the Custodian to invest the funds of his/her custodian account in Fund Shares. Any funds which are not directed as to investment will be returned to the Depositor without being deemed to have been contributed to his/her custodial account. The Depositor shall be the beneficial owner of all Fund Shares held in the custodial account, and the Custodian shall not vote any such shares except upon written direction of the Depositor.

  4. The Custodian agrees to forward, or to cause to be forwarded, to every Depositor the then-current prospectus(es) of the Funds, as applicable, which have been designated by the Custodian as eligible for investment under the custodial account and selected by the Depositor for such investment, and all notices, proxies and related proxy soliciting materials applicable to said Fund Shares received by it.

  5. Each Depositor shall have the right by written notice to the Custodian to designate or to change a beneficiary to receive any benefit to which such Depositor may be entitled in the event of his/her death prior to the complete distribution of such benefit. If no such designation is in effect on the Depositor's death, or if the designated beneficiary has predeceased the Depositor, the beneficiary shall be the Depositor's estate.

  6. (a) The Custodian shall have the right to receive rollover contributions as described in Article I of this Agreement. The Custodian reserves the right to refuse to accept any property which is not in the form of cash.

     (b) The Custodian, upon written direction of the Depositor and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by (1) any amounts referred to in paragraph 8 of this Article VIII and
         (2) any amounts required to be distributed during the calendar year of transfer) to a qualified retirement plan, to a successor individual retirement account, to an individual retirement annuity for the Depositor's benefit, or directly to the Depositor. Any amounts received or transferred by the Custodian under this paragraph 6 shall be accompanied by such records and other documents as the Custodian deems necessary to establish the nature, value and extent of the assets and of the various interests therein.

  7. Without in any way limiting the foregoing, the Depositor hereby irrevocably delegates to the Custodian the right and power to amend at any time and from time to time the terms and provisions of this Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions of the Code, the Treasury regulations thereunder and with any other governmental law, regulation or ruling. Any such amendments shall be effective when the notice of such amendments is mailed to the address of the Depositor indicated by the Custodian's records.

  8. Any income taxes or other taxes of any kind whatsoever levied or assessed upon or in respect of the assets of the custodial account or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred, all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, and the Custodian's compensation may be paid by the Depositor and, unless so paid within such time period as the Custodian may establish, shall be paid from the Depositor's custodial account. The Custodian reserves the right to change or adjust its compensation upon 30 days advance notice to the Depositor.

  9. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law.

  10. The Custodian may rely upon any statement by the Depositor when taking any action or determining any fact or question which may arise under this Custodial Agreement. The Depositor hereby agrees that the Custodian will not be liable for any loss or expense resulting from any action taken or determination made in reliance on such statement. The Depositor assumes sole responsibility for assuring that contributions to the custodial account satisfy the limits specified in the appropriate provisions of the Code.

  11. The Custodian may resign at any time upon 30 days written notice to the Depositor and may be removed by the Depositor at any time upon 30 days written notice to the Custodian. Upon the resignation or removal of the Custodian, a successor Custodian shall be appointed within 30 days of such resignation notice and in the absence of such appointment, the Custodian shall appoint a successor unless the Agreement be sooner terminated. Any successor Custodian shall be a bank (as defined in section 408(n) of the Code) or such other person found qualified to act as a Custodian under an individual account plan by the Secretary of the Treasury or his delegate. The appointment of a successor Custodian shall be effective upon receipt by the Custodian of such successor's written acceptance which shall be submitted to the Custodian and the Depositor. Within 30 days of the effective date of a successor Custodian's appointment, the Custodian shall transfer and deliver to the successor Custodian applicable account records and assets of the custodial account (reduced by any unpaid amounts referred to in paragraph 8 of this Article VIII). The successor Custodian shall be subject to the provisions of this Agreement (or any successor thereto) on the effective date of its appointment.

  12. Notwithstanding any provision hereof to the contrary, for taxable years in which contributions to the custodial account are to qualify as contributions to a Spousal Individual Retirement Account, the following provisions shall apply: a separate custodial account shall be established under this Agreement in the name of the spouse, who shall thereafter be deemed to be the Depositor with respect to such separate custodial account. The sum of the amount contributed to the custodial account of the Depositor and the Depositor's spouse for a given tax year shall not exceed the lesser of:

      (i) An amount equal to 100% of the compensation (including earned income in the case of a self-employed individual) includable in the employed spouse's gross income for the taxable year or

      (ii) $2,250, provided, however, that no more than $2,000 may be contributed to either of such custodial accounts.

  13. The Custodian shall, from time to time, in accordance with instructions in writing from the Depositor, make distributions out of the custodial account to the Depositor in the manner and amounts as may be specified in such instructions (reduced by any amounts referred to in Article VIII, paragraph 8). An IRA distribution request form is available from the Custodian, and should be obtained and used to request any distribution from your IRA. Notwithstanding the provisions of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution to the Depositor (or the Depositor's beneficiary if the Depositor is deceased) unless and until such written instructions specify the occasion for such distribution and the elected manner of distribution, except as set forth in the second part of this paragraph (13) below, with respect to age 70 1/2 distributions. Prior to making any such distribution from the custodial account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the custodial account to be distributed in cash and/or in kind, as specified in such written order.

      The Depositor may select as a method of distribution under Article IV, paragraph 3, option (a), (d), or (e); but may not select option (b) or
      (c), notwithstanding description of such in Article IV. If the Depositor requests age 70 1/2 distribution by timely written instruction but does not choose any of the methods of distribution described above by the April 1st following the calendar year in which he or she reaches age 70 1/2, distribution to the Depositor will be made in accordance with Article IV, paragraph 3, option (d). If the Depositor does not request age 70 1/2 distribution from the custodial account by timely written instruction, or does not specify a method of calculating the amount of the age 70 1/2 distribution which the Depositor will be taking from another IRA(s), calculation of the current year Required Minimum Distribution amount which can not be transferred or rolled over to another IRA will be made in accordance with Article IV, paragraph 3, option (d).

  14. Distribution of the assets of the custodial account shall be made in accordance with the provisions of Article IV as the Depositor (or the Depositor's beneficiary if the Depositor is deceased) shall elect by written instructions to the Custodian; subject, however, to the provisions of sections 401(a)(9), 408(a)(6) and 403(b)(10) of the Code, the regulations promulgated thereunder, and the following:

      (i) The recalculation of life expectancy of the Depositor and/or the Depositor's spouse may be made only at the written election of the Depositor. The recalculation of life expectancy of the surviving spouse shall only be made at the written election of the surviving spouse.

      (ii) If the Depositor dies before his/her entire interest in the custodial account has been distributed, and if the designated beneficiary of the Depositor is the Depositor's surviving spouse, the spouse may treat the custodial account as his/her own individual retirement arrangement. This election will be deemed to have been made if the surviving spouse makes a regular IRA contribution to the custodial account, makes a rollover to or from such custodial account, or fails to receive a payment from the custodial account within the appropriate time period applicable to the deceased Depositor under section 401(a)(9)(B) of the Code.

      (iii) With respect to distributions in calendar years beginning in or after 1989, if the Depositor's designated beneficiary is not his/her spouse, then distributions to the Depositor and his/her beneficiary commencing with the Depositor's required beginning date shall comply with the minimum distribution incidental benefit requirement.

            The provisions of this paragraph (14) of Article VIII shall prevail over the provisions of Article IV to the extent the provisions of this paragraph (14) are permissible under proposed and/or final regulations promulgated by the Internal Revenue Service.

  15. In the event any amounts remain in the custodial account after the death of the Depositor, the rights of the Depositor hereunder shall thereafter be exercised by his or her beneficiary.

  16. The Custodian is authorized to hire agents (including any transfer agent for Fund Shares) to perform certain duties hereunder.

  17. This Agreement shall terminate coincident with the complete distribution of the assets of the Depositor's account.

  18. All notices to be given by the Custodian to the Depositor shall be deemed to have been given when mailed to the address of the Depositor indicated by the Custodian's records.

  19. The Custodian shall not be responsible for any losses, penalties or other consequences to the Depositor or any other person arising out of the making of, or the failure to make, any contribution or withdrawal.

  20. In addition to the reports required by paragraph (2) of Article V, the Custodian shall periodically cause to be mailed to the Depositor in respect of each such period an account of all transactions affecting the custodial account during such period and a statement showing the custodial account as of the end of such period. If, within 60 days after such mailing, the Depositor has not given the Custodian written notice of any exception or objection thereto, the periodic accounting shall be deemed to have been approved and, in such case or upon the written approval of the Depositor, the Custodian shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

  21. In performing the duties conferred upon the Custodian by the Depositor hereunder, the Custodian shall act as the agent of the Depositor. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. The Custodian shall not be liable (and does not assume any responsibility) for the collection of contributions, the deductibility or the propriety of any contribution under this Agreement, the selection of any Fund Shares for this custodial account, or the purpose or propriety of any distribution made in accordance with
      Article IV and Paragraph 13, 14 or 15 of Article VIII, which matters are the sole responsibility of the Depositor or the Depositor's beneficiary, as the case may be.

  22. The Custodian shall be responsible solely for the performance of those duties expressly assigned to it in this Agreement and by operation of law. The Custodian shall have no duty to account for deductible contributions separately from nondeductible contributions, unless required to do so by applicable law. In determining the taxable amount of a distribution, the Depositor shall rely only on his or her Federal tax records, and the Custodian shall withhold Federal income tax from any distribution from the custodial account as if the total amount of the distribution is includable in the Depositor's income.

  23. Except to the extent superseded by Federal law, this Agreement shall be governed by, and construed, administered and enforced according to, the laws of the Commonwealth of Pennsylvania, and all contributions shall be deemed made in Pennsylvania.

GENERAL INSTRUCTIONS

  (Section references are to the Internal Revenue Code unless otherwise noted.)

  PURPOSE OF FORM

    Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

    Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

    Do not file Form 5305-A with the IRS. Instead, keep it for your records.

    For more information on IRAs, including the required disclosure you can get from your custodian, get Pub. 590, Individual Retirement
    Arrangements (IRAs).

  DEFINITIONS

    CUSTODIAN.--The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

    DEPOSITOR.--The Depositor is the person who establishes the custodial account.

  IDENTIFYING NUMBER

    The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is required only for an IRA for which a return is to be filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

  IRA FOR NONWORKING SPOUSE

    Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

    Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

SPECIFIC INSTRUCTIONS

  ARTICLE IV.--Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

  ARTICLE VIII.--Article VIII and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

  Note. Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.